                                                                     EXHIBIT 4.6

                   ==========================================

                 SERIES B CAPITAL SECURITIES GUARANTEE AGREEMENT

                               CNB FINANCIAL CORP.

                           Dated as of ________, 1999

                  ===========================================

                                TABLE OF CONTENTS


                                                                                                    Page

                                                         ARTICLE I

                                               DEFINITIONS AND INTERPRETATION
SECTION 1.1             Definitions and Interpretation .................................................2

                                                         ARTICLE II

                                                    TRUST INDENTURE ACT

SECTION 2.1             Trust Indenture Act; Application ...............................................6
SECTION 2.2             Lists of Holders of Securities .................................................6
SECTION 2.3             Reports by the Capital Securities Guarantee Trustee ............................6
SECTION 2.4             Periodic Reports to Capital Securities Guarantee Trustee........................7
SECTION 2.5             Evidence of Compliance with Conditions Precedent ...............................7
SECTION 2.6             Waiver of Events of Default ....................................................7
SECTION 2.7             Notice of Events of Default ....................................................7
SECTION 2.8             Conflicting Interests ..........................................................8

                                                        ARTICLE III

                                                POWERS, DUTIES AND RIGHTS OF
                                            CAPITAL SECURITIES GUARANTEE TRUSTEE

SECTION 3.1             Powers and Duties of the Capital Securities Guarantee Trustee...................8
SECTION 3.2             Certain Rights of Capital Securities Guarantee Trustee.........................10
SECTION 3.3             Not Responsible for Recitals or Issuance of Series
                        B Capital Securities Guarantee.................................................11

                                                         ARTICLE IV

                                            CAPITAL SECURITIES GUARANTEE TRUSTEE

SECTION 4.1             Capital Securities Guarantee Trustee; Eligibility .............................12
SECTION 4.2             Appointment, Removal and Resignation of Capital Securities
                        Guarantee Trustee .............................................................12

                                                         ARTICLE V

                                                         GUARANTEE

SECTION 5.1             Guarantee .....................................................................13
SECTION 5.2             Waiver of Notice and Demand ...................................................14
SECTION 5.3             Obligations Not Affected ......................................................14
SECTION 5.4             Rights of Holders .............................................................15

SECTION 5.5             Guarantee of Payment ..........................................................15
SECTION 5.6             Subrogation ...................................................................15
SECTION 5.7             Independent Obligations .......................................................15

                                                         ARTICLE VI

SECTION 6.1             Ranking........................................................................16

                                                        ARTICLE VII

                                                        TERMINATION

SECTION 7.1             Termination....................................................................16

                                                        ARTICLE VIII

                                                      INDEMNIFICATION

SECTION 8.1             Compensation and Indemnification...............................................16

                                                         ARTICLE IX

                                                       MISCELLANEOUS

SECTION 9.1             Successors and Assigns.........................................................17
SECTION 9.2             Amendments.....................................................................17
SECTION 9.3             Notices........................................................................18
SECTION 9.4             Benefit........................................................................19
SECTION 9.5             Governing Law..................................................................19
SECTION 9.6             Counterparts...................................................................19

                              CROSS REFERENCE TABLE

    Section of Trust
    Indenture Act of                                                           Section of Guarantee
    1939, as amended                                                              Agreement
    ----------------                                                              ---------
          310(a)       ...................................................         4.1(a)
          310(b)       ...................................................       4.1(c), 2.8
          310(c)       ...................................................      Inapplicable
          311(a)       ...................................................         2.2(b)
          311(b)       ...................................................         2.2(b)
          311(c)       ...................................................      Inapplicable
          312(a)       ...................................................         2.2(a)
          312(b)       ...................................................         2.2(b)
           313         ...................................................           2.3
          314(a)       ...................................................           2.4
          314(b)       ...................................................      Inapplicable
          314(c)       ...................................................           2.5
          314(d)       ...................................................      Inapplicable
          314(e)       ...................................................      1.1, 2.5, 3.2
          314(f)       ...................................................        2.1, 3.2
          315(a)       ...................................................         3.1(d)
          315(b)       ...................................................           2.7
          315(c)       ...................................................         3.1(c)
          315(d)       ...................................................         3.1(d)
          315(e)       ...................................................      Inapplicable
          316(a)       ...................................................      1.1, 2.6, 5.4
          316(b)       ...................................................           5.3
          316(c)       ...................................................           9.2
          317(a)       ...................................................      Inapplicable
          317(b)       ...................................................      Inapplicable
          318(a)       ...................................................         2.1(a)
          318(b)       ...................................................      Inapplicable
          318(c)       ...................................................         2.1(b)


-----------------

* This Cross-Reference Table does not constitute part of this Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

                                                                     EXHIBIT 4.6

                 SERIES B CAPITAL SECURITIES GUARANTEE AGREEMENT

           This SERIES B CAPITAL SECURITIES GUARANTEE AGREEMENT (the "Series B Capital Securities Guarantee"), dated as of __________, 1999, is executed and delivered by CNB FINANCIAL CORP., a New York corporation (the "Guarantor"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee (the "Capital Securities Guarantee Trustee" or "Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Series B Capital Securities (as defined herein) of CNBF CAPITAL TRUST I, a Delaware statutory business trust (the "Issuer").

           WHEREAS, pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of August 6, 1999, by and among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the Holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer issued on August 6, 1999, 18,000 capital securities, having an aggregate liquidation amount of $18,000,000, such capital securities being designated the Floating Rate Capital Securities, Series A (collectively the "Series A Capital Securities");

           WHEREAS, pursuant to an Exchange Offer (as defined in the Trust
Agreement), the Issuer is issuing on the date hereof [   ] capital securities,
having an aggregate liquidation amount of $[   ], such capital securities being
designated Series B Floating Rate Capital Securities (collectively, the "Series B Capital Securities") in exchange for the same liquidation amount of Series A Capital Securities;

           WHEREAS, as incentive for the Holders to exchange the Series B Capital Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Series B Capital Securities Guarantee, to pay the Guarantee Payments (as defined herein) to the Holders of the Series B Capital Securities, and the Guarantor agrees to make certain other payments on the terms and conditions set forth herein.

           NOW, THEREFORE, in consideration of the purchase by each Holder of Series B Capital Securities, which purchase the Guarantor hereby acknowledges shall benefit the Guarantor, the Guarantor executes and delivers this Series B Capital Securities Guarantee for the benefit of the Holders.

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

           SECTION 1.1 Definitions and Interpretation

           In this Series B Capital Securities Guarantee, unless the context otherwise requires:

           (a) capitalized terms used in this Series B Capital Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

           (b) terms defined in the Trust Agreement as at the date of execution of this Series B Capital Securities Guarantee have the same meaning when used in this Series B Capital Securities Guarantee unless otherwise defined in this Series B Capital Securities Guarantee,

           (c) a term defined anywhere in this Series B Capital Securities Guarantee has the same meaning throughout;

           (d) all references to "the Series B Capital Securities Guarantee" or "this Series B Capital Securities Guarantee" are references to this Series B Capital Securities Guarantee as modified, supplemented or amended from time to time;

           (e) all references in this Series B Capital Securities Guarantee to Articles and Sections references are to Articles and Sections of this Series B Capital Securities Guarantee, unless otherwise specified;

           (f) a term defined in the Trust Indenture Act has the same meaning when used in this Series B Capital Securities Guarantee, unless otherwise defined in this Series B Capital Securities Guarantee or unless the context otherwise requires; and

           (g) a reference to the singular includes the plural and vice versa.

           "Affiliate" has the same meaning as given to that term in Rule 405 under the Securities Act of 1933, as amended, or any successor rule thereunder.

           "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in Wilmington, Delaware, New York, New York, or the State of New York are authorized or required by law or executive order to remain closed or a day on which the principal corporate trust office of the property trustee is closed for business.

           "Capital Securities Guarantee Trustee" shall mean Wilmington Trust Company as Trustee under the Series B Capital Securities Guarantee, until a Successor Capital Securities Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Series B Capital Securities Guarantee and thereafter means each such Successor Capital Securities Guarantee Trustee.

           "Common Securities" shall mean the securities representing common undivided beneficial interests in the assets of the Issuer.

           "Corporate Trust Office" shall mean the office of the Capital Securities Guarantee Trustee at which the corporate trust business of the Capital Securities Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

           "Covered Person" shall mean any Holder or beneficial owner of Series B Capital Securities.

           "Debentures" shall mean the series of subordinated debt securities of the Guarantor designated the Floating Rate Junior Subordinated Deferrable Interest Debentures due September 30, 2029, Series B, held by the Property Trustee (as defined in the Trust Agreement) of the Issuer.

           "Event of Default" shall mean a default by the Guarantor on any of its payment or other obligations under this Series B Capital Securities Guarantee; provided, however, that, except with respect to default in respect of any Guarantee Payment, no default by the Guarantor hereunder shall constitute an Event of Default unless the Guarantor shall have received written notice of the default and shall not have cured such default within 60 days after receipt thereof.

           "Guarantee Payments" shall mean the following payments or distributions, without duplication, with respect to the Series B Capital Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Trust Agreement) that are required to be paid on such Series B Capital Securities, to the extent the Issuer has funds legally available therefor at such time, (ii) the redemption price, (the "Redemption Price"), to the extent the Issuer has funds legally available therefor at such time, with respect to any Series B Capital Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Series B Capital Securities or in connection with the redemption of the Series B Capital Securities, in each case as provided in the Trust Agreement), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions on the Series B Capital Securities to the date of payment, to the extent the Issuer has funds legally available therefor at such time, and (b) the amount of assets of the Issuer remaining available for distribution to Holders after satisfaction of liabilities to creditors of the Issuer as required by applicable law (in either case, the "Liquidation Distribution"). If an Event of Default has occurred and is continuing, no Guarantee Payments under the Common Securities Guarantee with respect to the Common Securities or any guarantee payment under the Common Securities Guarantee or any Other Common Securities Guarantee shall be made until the Holders of

Series B Capital Securities shall be paid in full the Guarantee Payments to which they are entitled under this Series B Capital Securities Guarantee.

           "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Series B Capital Securities; provided, however, that, in determining whether the holders of the requisite percentage of Series B Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or the Capital Securities Guarantee Trustee.

           "Indemnified Person" shall mean the Capital Securities Guarantee Trustee (including in its individual capacity), any Affiliate of the Capital Securities Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Capital Securities Guarantee Trustee.

           "Indenture" shall mean the Indenture, dated as of August 6, 1999, between CNB Financial Corp., as issuer of Debentures (the "Debenture Issuer"), and Wilmington Trust Company, as trustee, pursuant to which the Debentures are to be issued to the Property Trustee of the Issuer.

           "Majority in Liquidation Amount of the Series B Capital Securities" shall mean, except as provided by the Trust Indenture Act, a vote by Holder(s) of Series B Capital Securities, voting separately as a class, of more than 50% of the aggregate liquidation amount (including the amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Series B Capital Securities.

           "Officers' Certificate" shall mean, with respect to any Person, a certificate signed by the Chairman, the Chief Executive Officer, the President, an Executive or Senior Vice President, a Vice President, the Chief Financial Officer or the Secretary or an Assistant Secretary. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Series B Capital Securities Guarantee shall include:

           (a) a statement by each officer signing the Officers' Certificate that such officer has read the covenants or conditions and the definitions relating thereto;

           (b) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

           (c) a statement as to whether or not, in the opinion of such officer, such condition or covenant has been complied with.

           "Other Common Securities Guarantees" shall have the same meaning as "Other Guarantees" in the Common Securities Guarantee.

           "Other Debentures" shall mean all junior subordinated debentures, other than the Debentures and the Series A Debentures (as defined in the Indenture), issued by the

Guarantor from time to time and sold to trusts other than the Issuer to be established by the Guarantor (if any), in each case similar to the Issuer.

           "Other Guarantees" shall mean all guarantees, other than this Series B Capital Securities Guarantee and the Series A Capital Securities Guarantee, to be issued by the Guarantor with respect to capital securities (if any) similar to the Series B Capital Securities, issued by trusts other than the Issuer to be established by the Guarantor (if any), in each case similar to the Issuer.

           "Person" shall mean a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

           "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of August 6, 1999, by and among the Guarantor, the Issuer and the Initial Purchasers named therein, as such agreement may be amended, modified or supplemented from time to time.

           "Responsible Officer" shall mean, when used with respect to the Capital Securities Guarantee Trustee, any officer assigned to the Corporate Trust Administration Office, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Capital Securities Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Series B Capital Securities Guarantee, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

           "Successor Capital Securities Guarantee Trustee" shall mean a successor Capital Securities Guarantee Trustee possessing the qualifications to act as Capital Securities Guarantee Trustee under Section 4.1.

           "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended.

           "Trust Securities" shall mean the Common Securities and the Series B Capital Securities and Series A Capital Securities, collectively.

                                   ARTICLE II

                               TRUST INDENTURE ACT

           SECTION 2.1 Trust Indenture Act; Application

           (a) This Series B Capital Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Series B Capital Securities Guarantee and shall, to the extent applicable, be governed by such provisions.

           (b) If and to the extent that any provision of this Series B Capital Securities Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties shall control. If any provision of this Capital Securities Guarantee modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the modified or excluded provision of the Trust Indenture Act shall be deemed to apply to this Capital Securities Guarantee as so modified or excluded, as the case may be.

           SECTION 2.2 Lists of Holders of Securities

           (a) The Guarantor shall provide the Capital Securities Guarantee Trustee (unless the Capital Securities Guarantee Trustee is otherwise the registrar of the Capital Securities) with a list, in such form as the Capital Securities Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Series B Capital Securities ("List of Holders") as of such date, (i) within fourteen (14) days after each record date for payment of Distributions (as defined in the Trust Agreement), and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Capital Securities Guarantee Trustee; provided, however, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Capital Securities Guarantee Trustee by the Guarantor. The Capital Securities Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

           (b) The Capital Securities Guarantee Trustee shall comply with its obligations under Sections 31l(a), 31l(b) and 312(b) of the Trust Indenture Act.

           SECTION 2.3 Reports by the Capital Securities Guarantee Trustee

           Before January 31 of each year, commencing January 31, 2000, the Capital Securities Guarantee Trustee shall provide to the Holders of the Series B Capital Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Capital Securities Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

           SECTION 2.4 Periodic Reports to Capital Securities Guarantee Trustee

           The Guarantor shall provide to the Capital Securities Guarantee Trustee and the Holders such documents, reports and information (if any) as are required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act, provided that such documents, reports and information shall be required to be provided to the Securities Exchange Commission only if this Series B Capital Securities Guarantee has been qualified under the Trust Indenture Act.

           SECTION 2.5 Evidence of Compliance with Conditions Precedent

           The Guarantor shall provide to the Capital Securities Guarantee Trustee such evidence of compliance with the conditions precedent, if any, provided for in this Series B Capital Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

           SECTION 2.6 Waiver of Events of Default

           The Holders of a Majority in Liquidation Amount of Series B Capital Securities may, by vote, on behalf of the Holders of all of the Series B Capital Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Series B Capital Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

           SECTION 2.7 Notice of Events of Default

           (a) The Capital Securities Guarantee Trustee shall, after the occurrence of an Event of Default with respect to this Series B Capital Securities Guarantee, transmit by mail, first class postage prepaid, to all Holders of the Series B Capital Securities, notices of all Events of Default known to the Capital Securities Guarantee Trustee, unless such Events of Default have been cured before the giving of such notice; provided, however, that, except in the case of an Event of Default arising from the non-payment of any Guarantee Payment, the Capital Securities Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Capital Securities Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Series B Capital Securities.

           (b) The Capital Securities Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Capital Securities Guarantee Trustee shall have received written notice, or a Responsible Officer of the Capital Securities Guarantee Trustee charged with the administration of this Series B Capital Securities Guarantee shall have received written notice of such Event of Default.

           SECTION 2.8 Conflicting Interests

           The Trust Agreement shall be deemed to be specifically described in this Series B Capital Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                  ARTICLE III

                          POWERS, DUTIES AND RIGHTS OF

                      CAPITAL SECURITIES GUARANTEE TRUSTEE

           SECTION 3.1 Powers and Duties of the Capital Securities Guarantee Trustee

           (a) This Series B Capital Securities Guarantee shall be held by the Capital Securities Guarantee Trustee for the benefit of the Holders of the Series B Capital Securities, and the Capital Securities Guarantee Trustee shall not transfer this Series B Capital Securities Guarantee to any Person except a Holder of Series B Capital Securities exercising his or her rights pursuant to
Section 5.4(b) or to a Successor Capital Securities Guarantee Trustee on acceptance by such Successor Capital Securities Guarantee Trustee of its appointment to act as Successor Capital Securities Guarantee Trustee. The right, title and interest of the Capital Securities Guarantee Trustee shall automatically vest in any Successor Capital Securities Guarantee Trustee, upon acceptance by such Successor Capital Securities Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Capital Securities Guarantee Trustee.

           (b) If an Event of Default has occurred and is continuing, the Capital Securities Guarantee Trustee shall enforce this Series B Capital Securities Guarantee for the benefit of the Holders of the Series B Capital Securities.

           (c) The Capital Securities Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all such Events of Default that may have occurred, shall be obligated to perform only such duties as are specifically set forth in this Series B Capital Securities Guarantee, and no implied covenants shall be read into this Series B Capital Securities Guarantee against the Capital Securities Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Capital Securities Guarantee Trustee shall exercise such of the rights and powers vested in it by this Series B Capital Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

           (d) No provision of this Series B Capital Securities Guarantee shall be construed to relieve the Capital Securities Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

           (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

           (A) the duties and obligations of the Capital Securities Guarantee Trustee shall be determined solely by the express provisions of this Series B Capital Securities Guarantee (including pursuant to Section 2.1), and the Capital Securities Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Series B Capital Securities Guarantee (including pursuant to Section 2.1); and

           (B) in the absence of bad faith on the part of the Capital Securities Guarantee Trustee, the Capital Securities Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Capital Securities Guarantee Trustee and conforming to the requirements of this Series B Capital Securities Guarantee; provided, however, that in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Capital Securities Guarantee Trustee, the Capital Securities Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Series B Capital Securities Guarantee;

           (ii) the Capital Securities Guarantee Trustee shall not be liable for any errors of judgment made in good faith by a Responsible Officer of the Capital Securities Guarantee Trustee, unless it shall be proved that the Capital Securities Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

           (iii) the Capital Securities Guarantee Trustee shall not be liable with respect to any actions taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than Majority in Liquidation Amount of the Series B Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Capital Securities Guarantee Trustee, or exercising any trust or power conferred upon the Capital Securities Guarantee Trustee under this Series B Capital Securities Guarantee; and

           (iv) no provision of this Series B Capital Securities Guarantee shall require the Capital Securities Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Capital Securities Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not assured to it under the terms of this Series B Capital

     Securities Guarantee or indemnity against such risk or liability is not reasonably assured to it.

     SECTION 3.2 Certain Rights of Capital Securities Guarantee Trustee

     (a)  Subject to the provisions of Section 3.1:

          (i) the Capital Securities Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

          (ii) any direction or act of the Guarantor contemplated by this Series B Capital Securities Guarantee shall be sufficiently evidenced by an Officers' Certificate unless otherwise prescribed herein;

          (iii) whenever, in the administration of this Series B Capital Securities Guarantee, the Capital Securities Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Capital Securities Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate, which, upon receipt of such request, shall be promptly delivered by the Guarantor;

          (iv) the Capital Securities Guarantee Trustee may consult with legal counsel and the advice or opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion; and such counsel may be legal counsel to the Guarantor or any of its Affiliates and may include any of its employees; the Capital Securities Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Series B Capital Securities Guarantee from any court of competent jurisdiction;

          (v) the Capital Securities Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Series B Capital Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Capital Securities Guarantee Trustee such security and indemnity which would satisfy a reasonable person in the position of the Capital Securities Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Capital Securities Guarantee Trustee;

          (vi) the Capital Securities Guarantee Trustee shall have no obligation to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Capital Securities Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

          (vii) the Capital Securities Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Capital Securities Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

          (viii) any action taken by the Capital Securities Guarantee Trustee or its agents hereunder shall bind the Holders of the Series B Capital Securities, and the signature of the Capital Securities Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action; and no third party shall be required to inquire as to the authority of the Capital Securities Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Series B Capital Securities Guarantee, both of which shall be conclusively evidenced by the Capital Securities Guarantee Trustee's or its agent's taking such action;

          (ix) whenever in the administration of this Series B Capital Securities Guarantee the Capital Securities Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Capital Securities Guarantee Trustee (A) may request instructions from the Holders, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in conclusively relying on or acting in accordance with such instructions; and

      (b) No provision of this Series B Capital Securities Guarantee shall be deemed to impose any duty or obligation on the Capital Securities Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Capital Securities Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Capital Securities Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

      SECTION 3.3 Not Responsible for Recitals or Issuance of Series
                  A Capital Securities Guarantee

           The recitals contained in this Series B Capital Securities Guarantee shall be taken as the statements of the Guarantor, and the Capital Securities Guarantee Trustee does not assume any responsibility for their correctness. The Capital Securities Guarantee Trustee makes no representation as to the validity or sufficiency of this Series B Capital Securities Guarantee.

                                   ARTICLE IV

                      CAPITAL SECURITIES GUARANTEE TRUSTEE

      SECTION 4.1 Capital Securities Guarantee Trustee; Eligibility

      (a) There shall at all times be a Capital Securities Guarantee Trustee that shall

               (i)    not be an Affiliate of the Guarantor; and

               (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and shall be a corporation meeting the requirements of Section 310(c) of the Trust Indenture Act; it being understood that if such corporation or other Person publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii) and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

      (b) If at any time the Capital Securities Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Capital Securities Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

       (c) If the Capital Securities Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Capital Securities Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

      SECTION 4.2 Appointment, Removal and Resignation of Capital Securities
                  Guarantee Trustee

      (a) No resignation or removal of the Capital Securities Guarantee Trustee and no appointment of a Successor Capital Securities Guarantee Trustee pursuant to this Article shall become effective until the acceptance of appointment by the Successor Capital Securities Guarantee Trustee by written instrument executed by the Successor Capital Securities Guarantee Trustee and delivered to the Holders, Capital Securities and the Guarantee Trustee.

      (b) Subject to the immediately preceding paragraph, a Capital Securities Guarantee Trustee may resign at any time by giving written notice thereof to the Holders. The Capital Securities Guarantee Trustee shall appoint a successor by requesting from at least three Persons meeting the eligibility requirements such Person's expenses and charges to serve as the Capital Securities Guarantee Trustee, and selecting the Person who agrees to the lowest expenses and charges. if the instrument of acceptance by the Successor Capital Securities Guarantee Trustee shall not have been delivered to the Capital Securities Guarantee Trustee within 60 days after the giving of such notice of resignation, the Capital Securities Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for the appointment of a Successor Capital Securities Guarantee Trustee.

      (c) The Capital Securities Guarantee Trustee may be removed for cause at any time by vote of the Holders of a Majority in Liquidation Amount of the Capital Securities.

      (d) If a resigning Capital Securities Guarantee Trustee shall fail to appoint a successor, or if a Capital Securities Guarantee Trustee shall be removed or become incapable of acting as Capital Securities Guarantee Trustee, or if any vacancy shall occur in the office of any Capital Securities Guarantee Trustee for any cause, the Holders of the Capital Securities, by vote of the Holders of record of not less than 25% in aggregate Liquidation Amount of the Capital Securities then outstanding delivered to such Capital Securities Guarantee Trustee, shall promptly appoint a successor Capital Securities Guarantee Trustee. If no Successor Capital Securities Guarantee shall have been so appointed by the Holders of the Capital Securities and such appointment accepted by the Successor Capital Securities Guarantee Trustee, any Holder, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a Successor Capital Securities Guarantee Trustee.

      (e) No Capital Securities Guarantee Trust shall be liable for the acts or omissions to act of any Successor Capital Securities Guarantee Trustee.

      (f) Upon termination of this Series B Capital Securities Guarantee or removal or resignation of the Capital Securities Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Capital Securities Guarantee Trustee all amounts due to the Capital Securities Guarantee Trustee accrued to the date of such termination, removal or resignation.

                                    ARTICLE V

                                    GUARANTEE

      SECTION 5.1 Guarantee

      The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert, except the defense of payment. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

      SECTION 5.2 Waiver of Notice and Demand

      The Guarantor hereby waives notice of acceptance of this Series B
Capital Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Capital Securities Guarantee Trustee, the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

      SECTION 5.3 Obligations Not Affected

      The obligations, covenants, agreements and duties of the Guarantor under this Series B Capital Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

      (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Series B Capital Securities to be performed or observed by the Issuer;

      (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Junior Subordinated Debentures), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Series B Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Series B Capital Securities;

      (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Series B Capital Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

      (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

      (e) any invalidity of, or defect or deficiency in, the Series B Capital Securities;

      (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

      (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment of the underlying obligations);

it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

      There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

      SECTION 5.4 Rights of Holders

      The Guarantor expressly acknowledges that: (i) this Series B Capital Securities Guarantee will be deposited with the Capital Securities Guarantee Trustee to be held for the benefit of the Holders; (ii) the Capital Securities Guarantee Trustee has the right to enforce this Series B Capital Securities Guarantee on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Amount of the Series B Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Capital Securities Guarantee Trustee in respect of this Series B Capital Securities Guarantee or exercising any trust or power conferred upon the Capital Securities Guarantee Trustee under this Series B Capital Securities Guarantee; and (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Series B Capital Securities Guarantee, without first instituting a legal proceeding against the Capital Securities Guarantee Trustee, the Issuer or any other Person.

      SECTION 5.5 Guarantee of Payment

      This Series B Capital Securities Guarantee will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) or upon the distribution of Junior Subordinated Debentures to Holders as provided in the Trust Agreement.

      SECTION 5.6 Subrogation

      The Guarantor shall be subrogated to all (if any) rights of the Holders of Series B Capital Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Series B Capital Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Series B Capital Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Series B Capital Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

      SECTION 5.7 Independent Obligations

      The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Series B Capital Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee

Payments pursuant to the terms of this Series B Capital Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

                                   ARTICLE VI

      SECTION 6.1 Ranking

      This Series B Capital Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to Senior Indebtedness (as defined in the Indenture), to the extent and in the manner that the Debentures are subordinated to Senior Indebtedness pursuant to the Indenture, it being understood that the terms of
Article XV of the Indenture shall apply to the obligations of the Guarantor under this Series B Capital Securities Guarantee as if such Article XV were set forth herein in full, (ii) pari passu with the Series A Capital Securities Guarantee, any Other Guarantee and, except to the extent set forth therein, the Common Securities Guarantee and any Other Common Securities Guarantee, and (iii) senior to the Guarantor's common stock.

                                   ARTICLE VII

                                   TERMINATION

      SECTION 7.1 Termination

      This Series B Capital Securities Guarantee shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Series B Capital Securities, or (ii) dissolution, winding up or liquidation of the Issuer, immediately following the full payment of the amounts payable in accordance with the Trust Agreement or the distribution of all of the Debentures to the Holders of and in exchange for all of the Capital Securities. Notwithstanding the foregoing, this Series B Capital Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Series B Capital Securities must restore payment of any sums paid under the Series B Capital Securities or under this Series B Capital Securities Guarantee.

                                  ARTICLE VIII

                                 INDEMNIFICATION

      SECTION 8.1 Compensation and Indemnification

      (a) The Guarantor agrees to pay to the Capital Securities Guarantee Trustee such compensation for its services as shall be mutually agreed upon by the Guarantor and the Capital Securities Guarantee Trustee. The Guarantor shall from time to time reimburse the Capital Securities Guarantee Trustee for all reasonable out-of-pocket expenses incurred by it in connection with the performance of its duties hereunder, including reasonable agents and attorneys' fees, except any expense as may be attributable to the negligence, willful misconduct or bad faith of the Capital Securities Guarantee Trustee.

      (b) The Guarantor agrees to indemnify the Capital Securities Trustee for, and to hold it harmless against, any loss, liability, or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of this Series B Capital Securities Guarantee, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Capital Securities Guarantee Trustee will not claim or execute any lien or charge on any Guarantee payment as a result of any amount due to it under this Series B Capital Securities Guarantee.

                                   ARTICLE IX

                                 MISCELLANEOUS

      SECTION 9.1 Successors and Assigns

      All guarantees and agreements contained in this Series B Capital Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Series B Capital Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under
Article X of the Indenture and pursuant to which the assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder, and any purported assignment that is not in accordance with these provisions shall be void.

      SECTION 9.2 Amendments

      Except with respect to any changes that do not materially adversely affect the rights of Holders of the Capital Securities (in which case no consent of such Holders will be required), this Series B Capital Securities Guarantee may only be amended with the prior approval of the Holders of a Majority in Liquidation Amount of the Series B Capital Securities. The provisions of Section
12.2 of the Trust Agreement with respect to meetings of Holders of the Trust Securities shall apply to the giving of such approval. This Series B Capital Securities Guarantee may not be amended, and no amendment hereof that affects the Capital Securities Guarantee Trustee's rights, duties or immunities hereunder or otherwise, shall be effective, unless such amendment is executed by the Capital Securities Guarantee Trustee (which shall have no obligation to execute any such amendment, but may do so in its sole discretion).

      SECTION 9.3 Notices

      All notices provided for in this Series B Capital Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

      (a) If given to the Issuer, in care of the Administration at the Issuer's (and the Capital Securities Guarantee Trustee's) mailing address set forth below (or such other address as the Issuer on behalf of the Issuer may give notice of to the Holders of the Series B Capital Securities):

                               CNBF CAPITAL TRUST I
                               c/o CNB Financial Corp.
                               24 Church Street
                               Canajoharie, New York 13317
                               Attention:  Peter J. Corso
                               Telecopy:  (518) 673-3433
                               Telephone:  (518) 673-3243

      (b) If given to the Capital Securities Guarantee Trustee, at the Capital Securities Guarantee Trustee's mailing address set forth below (or such other address as the Capital Securities Guarantee Trustee may give notice of to the Holders of the Series B Capital Securities):

                               WILMINGTON TRUST COMPANY
                               Rodney Square North
                               1100 North Market Street
                               Wilmington, Delaware  19890-0001
                               Attention:  Corporate Trust Administration
                               Telecopy:  (302) 651-1576
                               Telephone:  (302) 651-1000

      (c) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Capital Securities Guarantee Trustee and the Holders of the Series B Capital Securities):

                               CNB FINANCIAL CORP.
                               24 Church Street
                               Canajoharie, New York 13317
                               Attention:  Peter J. Corso
                               Telecopy:  (518) 673-3433
                               Telephone:  (518) 673-3243

      (d) If given to any Holder of Series B Capital Securities, at the address set forth on the books and records of the Issuer.

      All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

      SECTION 9.4 Benefit

      This Series B Capital Securities Guarantee is solely for the benefit of the Holders of the Series B Capital Securities and is not separately transferable from the Series B Capital Securities.

      SECTION 9.5 Governing Law

      THIS SERIES B CAPITAL SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

      SECTION 9.6 Counterparts

      This Trust Agreement may contain more than one counterpart of the signature page and this Trust Agreement may be executed by the affixing of the signature of each of the Trustees to one or more of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

This Series B Capital Securities Guarantee is executed as of the day and year first above written.

                                       CNB FINANCIAL CORP.
                                       as Guarantor

                                       By:
                                          ----------------------------
                                           Peter J. Corso
                                           Executive Vice President
                                           and Chief Financial Officer

                                       WILMINGTON TRUST COMPANY,
                                       as Capital Securities Guarantee Trustee

                                       By:
                                          ----------------------------
                                           Name:
                                           Title: